UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2017

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)
161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 5, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”) approved a 2017 Performance-Based Bonus Plan applicable for the Chief Executive Officer and Chief Financial Officer of the Company (individually, a “Plan” and collectively, the “Plans”). Each of the Plans is effective as of January 1, 2017.

The following is a description of the Plans provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

Pursuant to the Plans, the payment of bonuses is based upon the Company’s achievement of four separate components, three of which are based on business objectives and one is at the discretion of the Committee. Each component has a specified weighting and such weighting differs among the Plans; provided that the discretionary component is weighted 20% in each of the Plans. No bonus would be payable based on the achievement of the business objective components if the Company’s 2017 earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding any restricting and non-recurring charges to be determined by the Committee, are less than a specified amount set forth in the Plans as determined by the Committee.

The cap for the bonus payout under the Plan for the Chief Financial Officer is 1.0x of his annual base salary and the cap for the Chief Executive Officer under the Plan is 2.0x of his annual base salary.

Other than under the circumstances whereby there is a change of control transaction involving the Company, or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the Plans is to be made in the following year. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

In the event of termination of employment of the Chief Executive Officer or Chief Financial Officer during 2017 by (i) either one of them (X) after complying with the advance notice provision in his respective employment agreement, or (Y) for good reason (as defined in his respective employment agreement), or (ii) the Company without cause (as defined in his respective employment agreement), the bonus under their respective Plan would be determined on the following basis: (a) all numbers under the “Target” column of the Plan would be reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, (b) all non-numerical requirements under the “Target” column of the Plan would remain unchanged, (c) the 1.0 and 2.0 multiplier under the “Target” column of the Plan would be multiplied by their respective annual base salary for the part of the year prior to the date of termination of employment, and (d) the maximum bonus payable under the discretionary bonus component would be 40% of their respective annual base salary for the part of the year prior to the date of termination of employment.

The following is a more detailed description of the Plans as applicable to the Company’s Chief Executive Officer and Chief Financial Officer.

Chief Executive Officer

Weight	Objective	Target	Payout
Specified Weighting	Revenue

●0 if actual revenue is less than 90% of thr agreed amount based on the Company’s 2017 budget approved by the Board (the “Revenue Target”).

●1.0 if actual revenue is equal to 100% of the Revenue Target.

●2.0 if actual revenue is greater than 110% of the Revenue Target.

Payout is linear between percentage points (i.e. if the Company achieves 105% of the Revenue Target, 105% of the bonus amount payable upon achievement of such target would be payable).
Specified Weighting	New Products

●0 if the actual new products revenue is less than an agreed amount determined by the Committee.

●1.0 if the actual new products revenue equal to an agreed amount determined by the Committee.

●2.0 if the actual new products revenue is greater than or equal to an agreed amount determined by the Committee.

The new products revenues include revenues from the Company’s VoIP and Mobile segments, as well as revenues for Internet of Things (including home gateway) products (the “ New Products Revenue Categories”)

With respect to this new products portion of the bonus, the Committee established minimum revenue thresholds for the New Products Revenue Categories. In the event the minimum revenue threshold is not met for one or more of the New Products Revenue Categories, the payout would be prorated with each New Products Revenue Category representing 33% of the bonus payout for this section.

Payout is linear between percentage points.
Specified Weighting	EBITDA (excluding restricting and other non-recurring charges)

●0 if EBITDA is less than an agreed amount determined by the Committee.

●1.0 if EBITDA is greater than or equal to an agreed amount determined by the Committee.

●2.0 if EBITDA 1.0 if EBITDA is greater than or equal to an agreed amount determined by the Committee.

Payout is linear between percentage points.
20%	Compensation Committee Discretion

The Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the Company for future success and enhancement of stockholder value.

The maximum total discretionary bonus is 40% of annual base salary.

Payable at the sole discretion of the Committee.

Chief Financial Officer

Weight	Objective	Target	Payout
Specified Weighting	Revenue	●0 if actual revenue is less than 90% of the Revenue Target. ●0.6 if actual revenue is equal to 100% of the Revenue Target. ●1.2 if actual revenue is greater than 110% of the Revenue Target.	Payout is linear between percentage points (i.e. if the Company achieves 105% of the Revenue Target, 105% of the bonus amount payable upon achievement of such target would be payable).
Specified Weighting	New Products

●0 if the actual new products revenue is less than an agreed amount determined by the Committee.

●0.6 if the actual new products revenue iof equal to an agreed amount determined by the Committee.

●1.2 if the actual new products revenue is greater than or equal to an agreed amount determined by the Committee.

With respect to this new products portion of the bonus, the Committee established minimum revenue thresholds for the New Products Revenue Categories. In the event the minimum revenue threshold is not met for one or more of the New Products Revenue Categories, the payout would be prorated with each New Products Revenue Category representing 33% of the bonus payout for this section.

Payout is linear between percentage points.
Specified Weighting	EBITDA (excluding restricting and other non-recurring charges)

●0 if EBITDA is less than an agreed amount determined by the Committee.

●0.6 if EBITDA is greater than or equal to an agreed amount determined by the Committee.

●1.2 if EBITDA 1.0 if EBITDA is greater than or equal to an agreed amount determined by the Committee.

Payout is linear between percentage points.
20%	Compensation Committee Discretion

The Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the Company for future success and enhancement of stockholder value.

The maximum total discretionary bonus is 24% of annual base salary.

Payable at the sole discretion of the Committee.

Due to their strategic significance, the Company believes that the disclosure of the 2017 Revenue Target, minimum revenue thresholds for New Products Revenue Categories and EBITDA targets would cause future competitive harm to the Company and therefore are not disclosed. In addition, the Company believes the disclosure of the weightings that apply to the three business objective components within each Plan would cause future competitive harm since the weightings indicate the priority the Company places on its business initiatives and therefore are not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: February 9, 2017	By: /s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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